Exhibit 99.2

February 5, 2014

NASDAQ OMX announces quarterly dividend of $0.13 per share

New York, N.Y.— The Board of Directors of The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) has declared a regular quarterly dividend of $0.13 per share on the company’s outstanding common stock. The dividend is payable on March 28, 2014, to shareowners of record at the close of business on March 14, 2014. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about our capital return initiatives. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About NASDAQ OMX Group

NASDAQ OMX (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, NASDAQ OMX enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 80 marketplaces in 50 countries, and approximately 1 in 10 of the world’s securities transactions. NASDAQ OMX is home to more than 3,300 listed companies with a market value of over $8 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

Contact Media Relations: Joseph Christinat +1.646.441.5121 Joseph.Christinat@NASDAQOMX.Com	Contact Investor Relations: Ed Ditmire +1.212.401.8737 Ed.Ditmire@NASDAQOMX.Com

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